UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

BYNORDIC ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41273	85-4529780
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

c/o Pir 29
Einar Hansens Esplanad 29
211 13 Malmö
Sweden	211 13
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +46 707 29 41

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001, and one-half of one redeemable warrant	BYNOU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	BYNO	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	BYNOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 11, 2025, byNordic Acquisition Corporation, a Delaware corporation (the “Company”, “BYNO”), received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the staff of Nasdaq (“Staff”) has determined that: the Company’s securities will be delisted from Nasdaq, trading of the Company’s Class A common stock, warrants, and units will be suspended at the opening of business on February 18, 2025, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq pursuant to Nasdaq Listing Rule IM-5101-2 (“Rule IM-5101-2”). Under Rule IM-5101-2, a special purpose acquisition company must complete one or more business combinations within 36 months of the effectiveness of its initial public offering (“IPO”) registration statement. Since the Company failed to complete its initial business combination by February 8, 2025, the Company did not comply with Rule IM-5101-2, and its securities are now subject to delisting.

The Company may appeal the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. However, the Staff noted that pursuant to Nasdaq Listing Rule 5815(c)(1)(H), in the case of a Company whose business plan is to complete one or more acquisitions, as described in Rule IM-5101-2, where the Staff’s delisting determination letter issued is based on a failure to satisfy the requirement set forth in Rule IM-5101-2(b) to complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement, the Panel may only reverse a delisting decision where the Panel determines that the Staff delisting determination letter was in error and that the Company never failed to satisfy the requirement.

The Company will not appeal Nasdaq’s determination to delist the Company securities and accordingly, the Company’s securities will be suspended from trading on Nasdaq at the opening of business on February 18, 2025. However, the Company expects its securities will commence trading on the over-the-counter market on February 18, 2025.

Item 8.01 Other Events.

Extension of Business Combination Period to March 12, 2025

As previously disclosed, on August 7, 2024, BYNO held a special meeting of stockholders to consider, among other things, proposals to amend BYNO’s amended and restated certificate of incorporation in order to extend the time BYNO has to complete its initial business combination from August 12, 2024 to August 12, 2025, or such earlier date as determined by the Company’s board of directors (the “Board”), in its sole discretion, and to allow BYNO, without another stockholder vote, to elect to extend the termination date by one additional month, for a total of twelve additional months, until August 12, 2025, unless the closing of BYNO’s initial business combination shall have occurred prior thereto.

On February 10, 2025, the Company funded the extension that had previously been approved by the Board by depositing $40,312 into the Trust Account, thereby extending the time available to the Company to consummate its initial business combination from February 12, 2025 to March 12, 2025 (the “February 2025 Extension”).

BYNO issued the press release distributed herewith on February 14, 2025. The materials attached as Exhibit 99.1 are incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the impact of the Company’s restatement of certain historical financial statements, the Company’s cash position and cash held in the Trust Account and any proposed remediation measures with respect to identified material weaknesses. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2025	BYNORDIC ACQUISITION CORPORATION

	By:	/s/ Thomas Fairfield
	Name:	Thomas Fairfield
	Title:	Chief Financial Officer

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